UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 26, 2005

Nextel Partners, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29633	91-1930918

(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033

|
(Address of Principal Executive Offices)	(Zip Code)

(425) 576-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On April 26, 2005, Nextel Partners, Inc. (the “Company”) announced the promotions of James Ryder to Chief Operating Officer, Cori Tellefson to Vice President of People Development and Barry Rowan to Executive Vice President in addition to his role as Chief Financial Officer. In addition, the Company announced that Mark Fanning, who had served as Vice President of People Development since 1998, will continue to serve the Company in a more limited basis in a non-executive position as Vice President of Organizational Development. The effective date of these organizational changes is anticipated to be May 9, 2005.

     Barry Rowan, 48, has been the Chief Financial Officer of the Company and its subsidiaries since August 2003. From July 2003 until August 2003, Mr. Rowan provided consulting services to the Company. Mr. Rowan has approximately 24 years of financial and operational experience in building technology and communications companies.

     James Ryder, 35, had been the Vice President– Sales and Marketing of the Company and its subsidiaries since July 2004. Prior to that, he served as the Company’s Director of Sales since October 2001. He has approximately 12 years of wireless industry experience. Prior to joining the Company in 2000 in the position of Area General Manager, he spent six years with Metrocall Paging, Inc., a paging and wireless company, where he was most recently director of sales. Mr. Ryder’s spouse is the Company’s Director of Investor Relations.

     Cori Tellefson, 42, has been the Company’s Director of People Services since joining the Company in 1998, its first year of operations. Ms. Tellefson has 12 years of wireless industry and human resources experience. Prior to joining the Company, Ms. Tellefson spent five years with AT& T Wireless Services, where she was most recently the Director of People Development Services.

     The Company entered into an employment agreement with Mr. Rowan dated as of February 24, 2003, as amended. The terms of Mr. Rowan’s existing employment agreement with the Company are described in the Company’s definitive proxy statement filed on April 8, 2005 in connection with the Company’s annual meeting of stockholders to be held on May 12, 2005. The Company intends to amend Mr. Rowan’s employment agreement to incorporate the applicable provisions of the Company’s Retention and Severance Plan adopted by the Company’s compensation committee effective as of January 27, 2005. In addition, the Company plans to further amend Mr. Rowan’s employment agreement to reflect Mr. Rowan’s new title and an annual salary increase, effective as of May 9, 2005, to $350,000.

     The Company intends to execute an employment agreement with Mr. Ryder on terms similar to those contained in the employment agreements with the Company’s other executive officers. Mr. Ryder’s annual salary will be $300,000 effective as of May 9, 2005, with a bonus target equal to 100% of his annual salary.

     A copy of the Company’s press release announcing these organizational changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Press release, dated April 26, 2005, issued by Nextel Partners, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.
Date: April 29, 2005	By:	/s/ John Chapple
John Chapple
President, Chief Executive Officer and Chairman of the Board